Exhibit 8.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Incorporation or Organization	Name Under Which Business is Done
Equity One, Inc.	Maryland	Equity One, Inc.
MGN (USA), Inc.	Nevada	MGN (USA), Inc.
MGN America, LLC	Delaware	MGN America, LLC
Gazit (1995), Inc.	Nevada	Gazit (1995), Inc.
Gazit First Generation LLC	Delaware	Gazit First Generation LLC
Gazit Group USA, Inc.	Florida	Gazit Group USA, Inc.
MGN Icarus, LLC	Florida	MGN Icarus, LLC
Gazit Group South America, Inc.	Nevada	Gazit Group South America, Inc.
Gazit South America, LP	Delaware	Gazit South America, LP
Gazit Senior Care, Inc.	Florida	Gazit Senior Care, Inc.
ProMed Properties, Inc.	Delaware	ProMed Properties, Inc.
Royal Senior Care, LLC	Florida	Royal Senior Care, LLC
ProMed Property Management, Inc.	Florida	ProMed Property Management, Inc.
ProMed Acquisition, Inc.	Florida	ProMed Acquisition, Inc.
ProMed HUMC, LLC	Delaware	ProMed HUMC, LLC
ProMed Corinthian LLC	New York	ProMed Corinthian LLC
ProMed Manhattan LLC	New York	ProMed Manhattan LLC
ProMed Virginia Square I, LLC	Delaware	ProMed Virginia Square I, LLC
ProMed Virginia Square II, LLC	Delaware	ProMed Virginia Square II, LLC
Gazit Acquisition Corp.	Florida	Gazit Acquisition Corp.
Silver Maple (2001), Inc.	Delaware	Silver Maple (2001), Inc.
Ficus, Inc.	Delaware	Ficus, Inc.
Gazit Group Financial, LLC	Delaware	Gazit Group Financial, LLC
Gazit Canada Inc.	Ontario, Canada	Gazit Canada Inc.
Gazit 2003 Inc.	Ontario, Canada	Gazit 2003 Inc.
First Capital Realty Inc.	Ontario, Canada	First Capital Realty Inc.
Gazit America Inc.	Ontario, Canada	Gazit America Inc.
Gazit Energy Inc.	Ontario, Canada	Gazit Energy Inc.
Gazit Acquisition Inc.	Ontario, Canada	Gazit Acquisition Inc.
Gazit Energy Limited Partnership	Ontario, Canada	Gazit Energy Limited Partnership
Gazit Canada Financial Inc.	Ontario, Canada	Gazit Canada Financial Inc.
Gazit Europe (Netherlands)	The Netherlands	Gazit Europe (Netherlands)
Gazit Europe (Asia)	The Netherlands	Gazit Europe (Asia)
Biking Home B.V.	The Netherlands	Biking Home B.V.
Hollywood Properties Ltd.	Cayman Islands	Hollywood Properties Ltd.
Citycon Oyj.	Finland	Citycon Oyj.
Atrium European Real Estate Limited	Jersey Island	Atrium European Real Estate Limited
Gazit Midas Limited	Jersey Island	Gazit Midas Limited
Gazit Gaia Limited	Jersey Island	Gazit Gaia Limited
Gazit CPI Holdings Limited	Jersey Island	Gazit CPI Holdings Limited
Gazit Germany Beteiligungs GmbH & Co. KG	Germany	Gazit Germany Beteiligungs GmbH & Co. KG
Gazit Germany Asset Management GmbH	Germany	Gazit Germany Asset Management GmbH
VELAYA Vermögensverwaltung mbH	Germany	VELAYA Vermögensverwaltung mbH
Gazit Immobilien Tonndorf GmbH	Germany	Gazit Immobilien Tonndorf GmbH
Gazit Immobilien Wentorf GmbH	Germany	Gazit Immobilien Wentorf GmbH
Casinopark Wentorf GmbH & Co. KG	Germany	Casinopark Wentorf GmbH & Co. KG
Gazit Wentorf Komplementär GmbH	Germany	Gazit Wentorf Komplementär GmbH
Gazit Immobilien Grevenbroich GmbH	Germany	Gazit Immobilien Grevenbroich GmbH
Gazit Immobilien Grevenbroich GmbH & Co. KG	Germany	Gazit Immobilien Grevenbroich GmbH & Co. KG

Gazit Grevenbroich Komplementär GmbH	Germany
Gazit Immobilien Motorama München GmbH	Germany	Gazit Immobilien Motorama München GmbH
Motorama München GmbH & Co. KG	Germany	Motorama München GmbH & Co. KG
Motorama München Komplementär GmbH	Germany	Motorama München Komplementär GmbH
Gazit Immobilien Berlin-Kladow GmbH	Germany	Gazit Immobilien Berlin-Kladow GmbH
Gazit Immobilien Friedrichsdorf GmbH	Germany	Gazit Immobilien Friedrichsdorf GmbH
Gazit Immobilien Gütersloh GmbH	Germany	Gazit Immobilien Gütersloh GmbH
Gazit 1. Immobilien Gütersloh GmbH & Co. KG	Germany	Gazit 1. Immobilien Gütersloh GmbH & Co. KG
Gazit Gütersloh Komplementär GmbH	Germany	Gazit Gütersloh Komplementär GmbH
Gazit Immobilien Fachmarktzentrum Groß Gerau GmbH	Germany	Gazit Immobilien Fachmarktzentrum Groß Gerau GmbH
GG 1 Immobilien GmbH & Co. KG	Germany	GG 1 Immobilien GmbH & Co. KG
GG 2 Immobilien GmbH & Co. KG	Germany	GG 2 Immobilien GmbH & Co. KG
Gazit Immobilien Groß Gerau Komplementär GmbH	Germany	Gazit Immobilien Groß Gerau Komplementär GmbH
VUSKA Vermögensverwaltungs-gesellschaft mbH	Germany	VUSKA Vermögensverwaltungs-gesellschaft mbH
Gazit Brasil Ltda.	Sao Paulo, Brazil	Gazit Brasil Ltda.
Morumbi Town Center Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Morumbi Town Center Empreendimentos Imobiliários Ltda.
Shopping Caxias Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Shopping Caxias Empreendimentos Imobiliários Ltda.
Zeed Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Zeed Empreendimentos Imobiliários Ltda.
Gazit Corporate Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Gazit Corporate Empreendimentos Imobiliários Ltda.
Nidas Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Nidas Empreendimentos Imobiliários Ltda.
Chamam Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Chamam Empreendimentos Imobiliários Ltda.
Gazit Participações Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Gazit Participações Empreendimentos Imobiliários Ltda.
Clavas Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Clavas Empreendimentos Imobiliários Ltda.
Ganaz Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Ganaz Empreendimentos Imobiliários Ltda.
Yaalom Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Yaalom Empreendimentos Imobiliários Ltda.
Zahav Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Zahav Empreendimentos Imobiliários Ltda.
Gazit Globe Mauritius	Port Louis, Mauritius	Gazit Globe Mauritius
BADA	Israel	BADA
Gazit Globe Holdings (1992) , Ltd.	Israel	Gazit Globe Holdings (1992) , Ltd.
Dinariv 52, Ltd.	Israel	Dinariv 52, Ltd.
Gazit- Globe Israel (Development) Ltd.	Israel	Gazit- Globe Israel (Development) Ltd.
Acad Building & Investments Ltd.	Israel	Acad Building & Investments Ltd.
Acad Supply & Assets (1979) Ltd.	Israel	Acad Supply & Assets (1979) Ltd.
U. Dori Group Ltd.	Israel	U. Dori Group Ltd.
U. Dori Building Ltd.	Israel	U. Dori Building Ltd.
U. Dori Infrastructure & Energy Ltd.	Israel	U. Dori Infrastructure & Energy Ltd.
U. Dori Initiation, Ltd.	Israel	U. Dori Initiation, Ltd.
U. Dori (Or Yehuda) Ltd.	Israel	U. Dori (Or Yehuda) Ltd.
U. Dori Technology and Investments Ltd.	Israel	U. Dori Technology and Investments Ltd.
I.T.R. Dori B.V.	The Netherlands	I.T.R. Dori B.V.
Innovate Ltd.	Israel	Innovate Ltd.
Heart of the Gulf Ltd.	Israel	Heart of the Gulf Ltd.
Heart of the Gulf Assets (1994) Ltd.	Israel	Heart of the Gulf Assets (1994) Ltd.
GLA Asset Management Ltd.	Israel	GLA Asset Management Ltd.

GLA Center (Afula), Ltd.	Israel	GLA Center (Afula), Ltd.
GLA Micado Center, Ltd.	Israel	GLA Micado Center, Ltd.
GLA TABA 1750, Ltd.	Israel	GLA TABA 1750, Ltd.
GLA India, Ltd.	Israel	GLA India, Ltd.
G Israel Commercial Centers Ltd.	Israel	G Israel Commercial Centers Ltd.
G Kfar Saba Ltd.	Israel	G Kfar Saba Ltd.
G West Ltd.	Israel	G West Ltd.
G. M Area Real Estate & Building Ltd.	Israel	G. M Area Real Estate & Building Ltd.
G. Globe Development, Ltd.	Israel	G. Globe Development, Ltd.
Rom Geves Covering and Cooling (1997) Ltd.	Israel	Rom Geves Covering and Cooling (1997) Ltd.
Mildan Entrepreneurship and Investments Ltd.	Israel	Mildan Entrepreneurship and Investments Ltd.
Dorad Energy Ltd.	Israel	Dorad Energy Ltd.
H.L.D. Furnishings (2002) Ltd.	Israel	H.L.D. Furnishings (2002) Ltd.
Ages (Industries and Furnishings) 2005 Ltd.	Israel	Ages (Industries and Furnishings) 2005 Ltd.
G-Netherlands B.V.	The Netherlands	G-Netherlands B.V.
G-Bulgaria EAD	Bulgaria	G-Bulgaria EAD
G- Macedonia AD	Macedonia	G- Macedonia AD
Plovdiv Retail Center EAD	Bulgaria	Plovdiv Retail Center EAD
Trident AD	Bulgaria	Trident AD